     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1999
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                      PARK PLACE ENTERTAINMENT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                         88-0400631
      (State or other jurisdiction                            (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

       3930 HOWARD HUGHES PARKWAY                                   89109
        LAS VEGAS, NEVADA 89109                                   (Zip Code)
(Address of principal executive offices)

                                    --------

     1991 GRAND CASINOS, INC. STOCK OPTION AND COMPENSATION PLAN, AS AMENDED

                                    --------

                                 CLIVE S. CUMMIS
                        EXECUTIVE VICE PRESIDENT - LAW &
                         CORPORATE AFFAIRS AND SECRETARY
                      PARK PLACE ENTERTAINMENT CORPORATION
                           3930 HOWARD HUGHES PARKWAY
                               LAS VEGAS, NV 89109
                                 (702) 699-5000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                             CYNTHIA A. ROTELL, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                                    --------
                         CALCULATION OF REGISTRATION FEE



-------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED
                                      AMOUNT             PROPOSED            MAXIMUM
                                     OF SHARES            MAXIMUM            AGGREGATE          AMOUNT OF
TITLE OF EACH CLASS OF                 TO BE          OFFERING PRICE         OFFERING         REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED         PER SHARE(1)          PRICE(1)              FEE
-------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value..............       4,392,424         $6.94                  $30,483,423      $9,000
-------------------------------------------------------------------------------------------------------------



(1) For purposes of computing the registration fee only, pursuant to Rule 457(h)(1), the proposed Maximum Offering Price Per Share is based on $6.94, the average of the high and low prices for the common stock on the New York Stock Exchange on January 7, 1999.

                                        PART I

Item 1. Plan Information

        Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

        Not required to be filed with this Registration Statement.

                                       PART II

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Park Place Entertainment Corporation, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

        (a) Amendment No. 1 to the Company's Registration Statement on Form 10 filed with the Commission on December 18, 1998;
        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;
        (c) The Company's Current Reports on Form 8-K filed with the Commission on November 25, 1998 and December 16, 1998; and
        (d)    Form 8-A filed with the Commission on December 30, 1998.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not required to be filed with this Registration Statement.

Item 5. Interests of Named Experts and Counsel

        The legality of the securities registered hereby has been passed upon by Clive S. Cummis, Executive Vice President-Law & Corporate Affairs and Secretary of the Company. Mr. Cummis owns 2,600 shares of Common Stock and is expected to hold options for approximately 500,000 shares of Common Stock pursuant to an employment agreement Mr. Cummis is expected to enter into with the Company.

Item 6. Indemnification of Directors and Officers

        Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Section 11.2 of the Certificate of Incorporation of the Company provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under Section 145 of the DGCL.

        Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Section 11.1 of the Certificate of Incorporation of the Company eliminates the liability of a director of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

        4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-69507))

        4.2     Amended and Restated Bylaws of the Registrant
                  (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8
                  (File No. 333-69507))

        4.3     1991 Grand Casinos, Inc. Stock Option and
                  Compensation Plan, as amended

        5.1     Opinion of Clive S. Cummis

       23.1     Consent of Clive S. Cummis (included as part of
                  Exhibit 5.1)

       23.2     Consent of Arthur Andersen LLP

       24       Power of Attorney (included on the signature page
                  of this Registration Statement)


Item 9. Undertakings

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

               (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 7th day of January, 1999.

                            PARK PLACE ENTERTAINMENT CORPORATION



                            By: /s/ Clive S. Cummis
                               -------------------------------------------------
                               Clive S. Cummis
                               Executive Vice President-Law & Corporate Affairs and Secretary

                                  POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Scott A. LaPorta and Clive S. Cummis, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.



          SIGNATURE                               TITLE                             DATE
          ---------                               -----                             ----

                                  Director
-----------------------------
         Lyle Berman

  /s/ Stephen F. Bollenbach       Chairman of the Board                       January 7, 1999
-----------------------------
    Stephen F. Bollenbach

     /s/ A. Steven Crown          Director                                    January 7, 1999
-----------------------------
       A. Steven Crown

     /s/ Clive S. Cummis          Director, Executive Vice President -        January 7, 1999
-----------------------------     Law & Corporate Affairs and Secretary
       Clive S. Cummis



          SIGNATURE                               TITLE                             DATE
          ---------                               -----                             ----

    /s/ Arthur M. Goldberg        Director, President and Chief Executive     January 7, 1999
-----------------------------     Officer (Principal
      Arthur M. Goldberg          Executive Officer)

      /s/ Barron Hilton           Director                                    January 7, 1999
-----------------------------
        Barron Hilton

      /s/ Eric M. Hilton          Director                                    January 7, 1999
-----------------------------
        Eric M. Hilton

     /s/ Scott A. LaPorta         Executive Vice President and Chief          January 7, 1999
-----------------------------     Financial Officer (Principal Financial
       Scott A. LaPorta           and Accounting Officer)

   /s/ J. Kenneth Looloian        Director                                    January 7, 1999
-----------------------------
     J. Kenneth Looloian

     /s/ Rocco J. Marano          Director                                    January 8, 1999
-----------------------------
       Rocco J. Marano

     /s/ Gilbert Shelton          Director                                    January 8, 1999
-----------------------------
       Gilbert Shelton


                                  INDEX TO EXHIBITS


EXHIBIT                                                              PAGE
-------                                                              ----
     4.1     Amended and Restated Certificate of Incorporation
               of the Registrant (incorporated by reference to
               Exhibit 4.1 to the Company's Registration
               Statement on Form S-8 (File No. 333-69507))


     4.2     Amended and Restated Bylaws of the Registrant
               (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8
               (File No. 333-69507))

     4.3     1991 Grand Casinos, Inc. Stock Option and
               Compensation Plan, As Amended

     5.1     Opinion of Clive S. Cummis

    23.1     Consent of Clive S. Cummis (included as part of
               Exhibit 5.1)

    23.2     Consent of Arthur Andersen LLP


    24       Power of Attorney (included on the signature page
               of this Registration Statement)


                                      E-1